AMENDMENT DATED NOVEMBER 13, 2007, TO THE JANUARY 2006 SECURITY AGREEMENT

This Amendment to that certain January 2006 Security Agreement dated January 19, 2006, between Nevada Gold & Casinos, Inc. ("NGC"), Black Hawk Gold, Ltd. ("BHG"), and Louise H. Rogers, an individual as her separate property ("Rogers"), is entered into on the 13th day of November, 2007.

Recitals

On January 19, 2006, NGC, BHG, and Rogers (collectively, the "Parties") entered into the January 2006 Security Agreement dated January 19, 2006 ("1/06 SA"), as part of a transaction in which Rogers provided NGC with a $55 million credit facility.

On November 13, 2007, Rogers agreed to loan an additional $2 million to NGC separate and apart from the $55 million credit facility, but secured by the 1/06 SA (the "$2 million Note").

The Parties have agreed to amend the 1/06 SA to include the $2 million Note as part of the indebtedness secured by the 1/06 SA.

Terms of Amendment

In recognition of the facts set forth above and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

1. Paragraph I(A) of the 1/06 SA is amended to now read as follows:

   To induce Rogers to loan to NGC under a credit facility dated June 29, 2004, and amended on January 19, 2006 (and subsequently amended on July 30, 2007, and October 12, 2007) (all collectively referred to as the "Credit Facility"), and under any Promissory Notes executed pursuant to the Credit Facility, up to a maximum aggregate principal amount of $55 million; and to induce Rogers to loan to NGC $2 million pursuant to a promissory note dated November 13, 2007, NGC and BHG have agreed to grant a security interest in and to pledge certain collateral described below as security for the repayment of all of these loans and for performance of all of the terms and conditions of the Credit Facility and Notes executed under it. The parties agree that this 1/06 SA is intended to completely modify the preexisting Amended and Restated Security Agreement dated June 29, 2004, as of the effective date of this 1/06 SA.

2. The definition of "Obligations" set forth in Appendix I to the 1/06 SA is amended to now read as follows:

"Obligations" means any and all of the duties, responsibilities, and obligations of NGC and BHG under the Credit Facility, the Collateral Assignment, and this 1/06 SA, and to repay all amounts advanced by Rogers pursuant to the Credit Facility and this 1/06 SA, and to pay the expenses described in Sections III(C)(4), III(D), and VI(D) of the 1/06 SA, and the obligations of NGC and/or BHG:

(a) to pay the principal of, interest on, and any other indebtedness arising from the Credit Facility in accordance with its terms, and all valid renewals, extensions, modifications, and amendments of the Credit Facility or any part of it, and any future advances made pursuant to the Credit Facility;

(b) to repay to Rogers all amounts advanced by Rogers under the Credit Facility to or on behalf of NGC;

(c) to repay to Rogers all amounts due, including but not limited to principal and interest, under the $2 million promissory note between Rogers and NGC dated November 13, 2007;

(d) to comply with and to perform fully all of the terms and provisions of this 1/06 SA, the Collateral Assignment, and the Credit Facility;

(e) to reimburse Rogers for all of Rogers' actual expenses and costs that NGC and BHG are obligated to pay, jointly and severally, pursuant to the terms of this 1/06 SA or the Credit Facility, excluding interest and principal payment obligations, within the time provided for payment; and

(f) to provide to Rogers the security and Collateral described in the Collateral Assignment, the Credit Facility, and this 1/06 SA.

NGC, BHG, and Rogers have duly executed this Amendment as of the 13th day of November, 2007.

NEVADA GOLD & CASINOS, INC.

By: [signature]
ROBERT B. STURGES, CEO
Date: 11/13/07

____
LOUISE H. ROGERS, as her separate property
Date: ______________

BLACK HAWK GOLD, LTD.

By: ______________________

ROBERT B. STURGES, President

Date: 11/13/07